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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Boston Properties Limited Partnership of our report dated February 28, 2003, except for Notes 16 and 26 as to which the date is May 22, 2003, relating to the financial statements of Boston Properties Limited Partnership, which appears in Boston Properties Limited Partnership's Form 8-K filed on June 13, 2003 and our report dated November 22, 2002 with respect to the Combined Statement of Revenue Over Certain Operating Expenses of 399 Park Avenue for the year ended December 31, 2001, which appears in Boston Properties Limited Partnership's Form 10 filed on May 13, 2003. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
July 28, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS